Exhibit 99.4

45/F, K.Wah Centre, 1010 Huaihai Road (M), Shanghai, China

T: (86 21) 5404 9930 F: (86 21) 5404 9931

[*], 2024

To:

ICZOOM Group Inc. (the “Company”)

Room 3801, Building A, Sunhope e METRO,

No. 7018 Cai Tian Road

Futian District, Shenzhen, Guangdong Province

The People’s Republic of China

Dear Sir/Madam,

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the PRC Laws (as defined below).

We have acted as your PRC legal counsel in connection with (i) the proposed offering (the “Offering”) by the Company on a “best-efforts” basis of [*] units of the Company (the “Units”), where each Unit consists of one (1) Class A Ordinary Share of par value of US$0.16 each and one (1) warrant to purchase [*] Class A Ordinary Shares exercisable immediately after the date of issuance and which will expire [*] years after the issuance date, as set forth in the Company’s registration statement on Form F-1, including a base prospectus, and the prospectus supplement(s) (collectively the “Prospectus”), including any amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (ii) the issuance by the Company of the warrants to FT Global Capital, Inc., the exclusive placement agent in connection with the Offering (the “Placement Agent”), to purchase such number of Class A Ordinary Shares up to five percent (5%) of the Class A Ordinary Shares sold in the Offering pursuant to the placement agent agreement between the Company and the Placement Agent.

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement, and other documents (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies (as defined below) and appropriate representatives of the Company and the PRC Companies (as defined below). In giving this opinion, we have made the following assumptions (the “Assumptions”):

(a)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photo static copies conform to the originals;

(b)	each of the parties to the Documents, other than the PRC Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

(c)	the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(d)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(e)	all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(f)	all explanations and interpretations provided by government officials duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct;

(g)	each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws in any and all respects;

(h)	all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof;

(i)	all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes; and

In addition, we have assumed and have not verified the truthfulness, accuracy and completeness as to factual matters of each Document we have reviewed.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

“Governmental Agency”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”	means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“CSRC”	means the China Securities Regulatory Commission.

“PRC Companies”	means, collectively, all entities listed in Appendix A hereof, and each, a “PRC Company”.

“PRC Laws”	means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

“Overseas Listing Trial Measures”	Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies promulgated by the CSRC on February 17, 2023, which became effective on March 31, 2023

“WFOE”	means Components Zone (Shenzhen) Development Limited （芯领域（深圳）发展有限公司）.

“Historical VIE Agreements”	means the documents as set forth in Appendix B hereto which were terminated in December 2021.

“Historical VIE Entity”	means Shenzhen Pai Ming Electronics Co., Ltd. （深圳拍明电子有限公司）.

C.	Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that:

(a)	Organization Structure. Except as disclosed in the Registration Statement and the Prospectus, (a) the ownership structure of the PRC Companies as set forth in the Registration Statement, both currently and immediately after giving effect to this Offering, will not result in any violation of PRC Laws currently in effect; (b) the contractual arrangements under the Historical VIE Agreements, during the period from the date of execution until the date of termination, were valid, binding and enforceable, and will not result in (i) any violation of PRC Laws at the time thereof and currently in effect, or (ii) any violation of the business license, articles of association, approval certificate or other constitutional documents (if any) of the PRC Companies. However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws, and there can be no assurance that the PRC government will ultimately take a view that is consistent with our opinion stated above.

(b)	Enforceability of Civil Procedures. There is uncertainty as to whether the PRC courts would (i) recognize or enforce judgments of United States courts obtained against the Company or the directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against the Company or the directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other forms of written reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(c)	Taxation. The statements made in the Registration Statement under the caption “Taxation - Material PRC Income Tax Considerations”, with respect to the PRC tax laws and regulations or interpretations, are correct and accurate in all material respects.

(d)	PRC Laws. All statements set forth in the Registration Statement under the captions “Prospectus Summary”, “Risk Factors”, “Corporate History and Structures - Our Corporate Structure”, “Enforceability of Civil Liabilities”, “Use of Proceeds”, “Dividend Policy”, “Our Business”, “Related Party Transactions”, “Regulations” and “Taxation - Material PRC Income Tax Considerations”, in each case insofar as such statements describe or summarize matters of the PRC Laws, are true and accurate in all material respects, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission from such statements which causes such statements misleading in any material respect.

(e)	CSRC Filing. According to the Overseas Listing Trial Measures and supporting guidelines, PRC domestic companies that seek to offer and list securities in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC and report relevant information. Companies that had already been listed overseas as of March 31, 2023, are required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed. We are of the view that any future offering pursuant to the Prospectus will be subject to the Overseas Listing Trial Measures, and the Company should, through its major operating entity incorporated in the PRC, file for record with the CSRC within three business days after the completion of the offering and make a summary report to the CSRC after the completion of offerings pursuant to the Prospectus.

(f)	Business Operations. Based on our understanding of the explicit provisions under PRC Laws, we are of the opinion that each of the PRC Companies has obtained all requisite Governmental Authorizations that are material for its business operations currently conducted in the PRC as described in the Registration Statement and the Prospectus. However, it is uncertain that the PRC Companies can renew any of the Governmental Authorizations in a timely manner when their current term expires; and new PRC laws and regulations may be enforced from time to time to require additional licenses and permits other than those the PRC Companies currently have. There are substantial uncertainties regarding the interpretation and application of the PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein.

Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(a)	Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(b)	PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(c)	Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(d)	Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(e)	This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts such as the Historical VIE Agreements and transactions contemplated by the Historical VIE Agreements, are subject to the discretion of the competent Governmental Agency.

(f)	The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereby. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company, the PRC Companies and Governmental Agencies.

(g)	We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

(h)	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our name under the captions “Our Corporate Structure,” “Enforceability of Civil Liabilities,” “Taxation,” and “Legal Matters” “Prospectus Summary,” “Risk Factors” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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Yours faithfully,

Jingtian & Gongcheng